Exhibit 10.29
PURCHASE AGREEMENT
This Purchase Agreement is entered into as of September 17, 2014 (“Effective Date”) between Gigamon Inc. located at 3300 Olcott Street, Santa Clara CA 95054 (“Gigamon”) and Delta Networks International Ltd.- Macao Commercial Offshore located at Flat Q 17/F Edificio Centro Com. Cheng Feng, 336-342 Alameda Dr. Carlos D’ Assumpcao, Macao (“Supplier”).
RECITALS
Gigamon and Supplier desire to set forth the terms and conditions under which Supplier will manufacture and sell Products to Gigamon and Gigamon will purchase Products from Supplier. “Product” means all products which are designed or co-designed by Supplier for Gigamon, each of which will be set forth in a signed addendum to this Agreement which specifies the price of the Product and any applicable terms or conditions.
AGREEMENT
In consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:
1SCOPE OF AGREEMENT
1.1    Sale and Purchase of Products
1.1.1    This agreement, together with its exhibits (“Agreement”) will apply to all purchase orders placed by Gigamon and/or Designated Third Parties and accepted by Supplier (defined in Section 1.2.1) during the term of this Agreement for the purchase of the products listed in Exhibit A (“Products”), which may be amended by the parties to add or delete products. Products may include hardware and/or software or any combination thereof. Products (the hardware and/or software elements) may be designed by Supplier (“ODM”) or jointly designed or developed by Supplier and Gigamon (“JDM”). A JDM product may be a product designed from scratch or a product based or derived from an existing Supplier product that contains modifications specifically requested by, designed by or on behalf of Gigamon, whether or not it contains Gigamon Confidential Information. All JDM products will be exclusively provided to Gigamon and Supplier may not manufacture or provide a JDM product to any third party either during or after the term of this Agreement without Gigamon’s specific written consent in advance. Gigamon may withhold such consent in its sole discretion. Software includes software embedded in hardware or provided separately on disks or other media or provided electronically, user documentation, packaging and any enhancements, modifications, updates, bug fixes, releases (“Software”).
1.1.2    All purchases under this Agreement will be subject only to the terms and conditions of this Agreement. No additional or conflicting term in any purchase order, invoice, confirmation, or similar document will apply.
1.2    Purchases by Designated Third Parties
1.2.1    A “Designated Third Party” is a company authorized by Gigamon to purchase certain Products from Supplier under the terms and conditions of this Agreement. Gigamon will notify Supplier in writing of any authorized Designated Third Parties which may include Gigamon’s subsidiaries, affiliates, and/or manufacturing subcontractors (“Gigamon Subcontractors”) under the condition that Supplier’s may evaluate Gigamon Subcontractor’s financial soundness and credit line history, and in the event that Supplier reasonably determines that such Subcontractor is not financially sound, Supplier will promptly notify Gigamon in writing and work with Gigamon in good faith to resolve any concerns. For clarity, this Agreement will apply to all purchases of Products by the Designated Third Party, as if each were “Gigamon.” Each purchase by a Designated Third Party will create contractual rights and obligations under this Agreement solely between the purchasing Designated Third Party and Supplier. Gigamon may withdraw an authorization by written notice to Supplier, after which, the applicable company cease being a Designated Third Party; provided, however that Gigamon warrants that Gigamon’s withdrawal of such Designated Third Party shall not release such Designated Third Party from any liability or obligation which at such time has already accrued to Supplier; otherwise Gigamon shall assume such Designated Third Party’s liability and obligation.

1.2.2    All references in this Agreement to purchases of, purchase orders for, or shipments of Products by or to Gigamon will mean by or to Gigamon or a Designated Third Party, as the case may be. For the purposes of volume pricing or other terms or conditions dependent on volume, all purchases will be aggregated for the benefit of Gigamon and a Designated Third Party. All references in this Agreement to purchases of, purchase orders for, or shipments of Products by or to Gigamon will mean by or to Gigamon or Designated Third Parties, as applicable.
1.3    New Product Inclusion. Supplier will keep Gigamon informed of its new products and its roadmap, as specified below. Gigamon will notify Supplier if it wishes to add the new products to this Agreement. Gigamon and Supplier will then proceed to establish pricing and manufacturing schedules for each new Product. Upon agreement, these products will be added to Exhibit A and be considered Products.
1.4    Product and Technology Improvements
1.4.1    Supplier will use commercially reasonable efforts to conduct regular Product development roadmap (“Roadmap”) reviews with Gigamon and will share all new Product ideas and Product feature developments, improvements or modifications in advance of implementation. In addition, Supplier will use commercially reasonable efforts to provide regular opportunities for Gigamon to participate in Supplier’s Roadmap development and influence Supplier’s Roadmap. Supplier will work in good faith with Gigamon to consider inclusion of Gigamon’s requests, input and recommendations on the Roadmap and will maintain an open dialogue with Gigamon on these matters.
1.4.2    Supplier will use commercially reasonable efforts to notify Gigamon when Supplier is first reasonably prepared to ship more advanced technology or other improved or modified versions of any Product or Product category to customers, and thereafter Gigamon may convert any or all of its future orders of Products to the more advanced technology.
1.4.3    Supplier will use commercially reasonable efforts to notify Gigamon in the event Supplier is considering implementing any improved technology (e.g., without limitation, improved manufacturing processes) for the Products sold to Gigamon. Supplier will discuss with Gigamon the possibility and advantages of using this improved technology to redesign any Products. Supplier will negotiate all technology redesigns in good faith. No improved technology will be implemented that would impact the Products without Gigamon’s prior written approval.
1.4.4    Supplier will use commercially reasonable efforts to promptly inform Gigamon of all necessary Software upgrades, updates, enhancements, improvements and bug fixes and make such items available to Gigamon for the Products sold to Gigamon no later than the date Supplier releases such items to any of its other customers and at no additional charge unless otherwise expressly provided in this Agreement.
1.5    Project Managers
1.5.1    Each party will appoint a single project manager (“Project Manager”) for all Products, and will provide written notification to the other party of the names of the Project Managers within five days of the Effective Date. Each party will also appoint a single Project Manager for each additional Product added to this Agreement.
1.5.2    The Project Managers will act as liaisons between the parties with respect to their respective performances of this Agreement and will provide the parties with the names and telephone numbers of additional specific contact persons (e.g., to communicate specific information regarding support, enhancements, etc.) when direct contact is preferable. If either party appoints a new Project Manager, the party will promptly notify the other.
2    PRICES AND PAYMENT
2.1    Prices. The prices for the Products are contained in the Exhibit B and are in U.S. dollars. Prices for the Products are exclusive of any third party fees and/or royalties and all third party fees and royalties must be disclosed to Gigamon up front and included in a detailed itemization provided to Gigamon in advance of any sale. The prices and terms for each Product will be, at any time, competitive to those then offered by Supplier for that Product for purchases of comparable volumes to any other similar customer under similar contract terms and conditions. If Gigamon provides reasonable evidence showing that Supplier offers to sell to any other similar customer under similar contract terms and conditions any Product or any product that is substantially comparable in function to any Product purchased under this

Agreement at prices that are more favorable, Supplier will promptly notify Gigamon and make sure the prices available to Gigamon and the Designated Third Parties, and the prices will apply to all future Purchase Order issued on or after that date.
2.2    Taxes. The prices stated in Exhibit B include all applicable taxes, duties, tariffs, and levies. Supplier will be solely responsible for the payment of all applicable taxes, duties, tariffs, and levies that accrue in connection with the purchase of the Products under this Agreement.
2.3    Payment Terms. Supplier will invoice Gigamon with each shipment and payment terms will be Net [*****] from the date of invoice receipt for all undisputed amounts. No invoice will be submitted until shipment of the Products covered by the invoice to Gigamon. Any payment overdue and unpaid for an undisputed amount for more than said mutually agreed payment term plus [*****] days to cure after receipt of notification from Supplier of an overdue payment, may be assessed interest at the rate of [*****] percent (%) per annum, and Supplier reserves the right to hold shipment of Products until receiving full payment from Gigamon for past due outstanding invoices for such Products.
2.4    [*****]. For ODM Products, Supplier will provide agreed upon information to Gigamon on key components. For JDM Products, Supplier will provide full information and documentation to Gigamon on key bill of materials [*****]. Supplier will work in good faith with Gigamon on achieving all feasible cost savings on both materials and processes, and the savings will be reflected in a [*****] of the Products. In addition, Supplier will use commercially reasonable efforts to institute any cost reduction proposals reasonably suggested by Gigamon and reduce the [*****] the Products under this Agreement [*****] to the realized [*****]. Appropriate management and technical representatives of each of Supplier and Gigamon will meet regularly to discuss these cost reductions.
2.5    Non-recurring Engineering. Any mutually agreed-upon NRE services and charges will be set forth in a writing executed by the parties specifically referencing this Agreement, which will be deemed an exhibit to this Agreement.
3    ORDER AND SHIPPING
3.1    Purchase Orders. Gigamon’s and Designated Third Party’s purchase orders for Products will be submitted to Supplier in writing or via Electronic Data Interchange (EDI). Each purchase order will include: Identification of Products ordered; Quantity to be purchased; Price of Products ordered; Requested shipment dates; and Shipping instructions. Gigamon will be liable to pay only for Products ordered by and invoiced directly to Gigamon and will not be liable to pay for any Products ordered by the Designated Third Parties.
3.2    Forecasts and Order. On a monthly basis, Gigamon will provide Supplier with a six month rolling forecast and firm Purchase Order of three months for each Product. Supplier will prepare materials based on six month rolling forecast. Gigamon will only be liable for components unique or specific to Gigamon’s Products in accordance with verifiable reasonable lead times for each Product and/or component.
3.3    Flexibility. Gigamon may demand changes, reschedulings or cancellations based on the below table. Gigamon will only be liable for components unique or specific to Gigamon’s Products. In the event that lead-times can be reduced, the parties will work together in good faith to do so.

Number of Days From Scheduled Shipment Date	Rescheduling	Demand Increase/Decrease Percentage(%)	Cancellation
0 ~ 30 Days	[*****]	[*****]%	[*****]
31 ~ 60 Days	[*****]	[*****]%	[*****]
61 ~ 90 Days	[*****]	[*****]%	[*****]
91 Days or more	[*****]	[*****]	[*****]
3.4    Acceptance by Supplier. Subject to the establishment of reasonable manufacturing delivery dates (any requested date within the lead time set forth above will be conclusively deemed agreeable), Supplier will acknowledge in writing all purchase orders submitted by Gigamon within [*****] day and inform Gigamon of its rejection or acceptance within [*****] days after receipt. Each acceptance will include a firm shipping date for the Products ordered in the purchase order. “Working day” means a regular week day on which Gigamon or Supplier is open for business. Shipment will be in accordance with accepted purchase orders. Supplier will give prompt written notice to Gigamon of any anticipated delay.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5    Shipment Dates. Supplier will ship the Products by the firm shipping date and acknowledges that time is of the essence with respect to its obligations under this Agreement. Supplier will diligently monitor its performance against its obligations and agrees that the failure to perform such monitoring will constitute a material default of this Agreement. Supplier is allowed to have a [*****] grace period for delivery in advance of planned delivery dates; no late delivery grace period is allowed.
3.6    Changes, Increases and Cancellations. Gigamon may reschedule or cancel any shipment for Products under the terms and conditions below:
3.6.1    Gigamon may not issue purchase order revisions or reschedules within [*****] calendar days prior to the scheduled shipping dates for Products (“[*****] Limitation”).
3.6.2    Gigamon may, at no charge, push out each purchase order for Products once by notifying Supplier not less than [*****] days before the scheduled shipping dates. One push out may only be allowed to a maximum [*****] timeframe extended from the scheduled shipping dates. [*****].
3.6.3    Purchase orders for any custom/unique products canceled or rescheduled for shipment within [*****] days before the scheduled shipment dates are subject to further negotiation and mutual written agreement by both parties.
3.6.4    In no event will Gigamon be responsible for any charges related to any manufacturing or ordering done in advance of a normal lead time necessary to meet the requested shipment date.
3.6.5    Increases. Supplier will use its diligent efforts to (a) manufacture on the requested date the number of items ordered by Gigamon in excess of that set forth in Gigamon’s estimated usage; and (b) manufacture and ship items in less than the expected lead-time if so requested by Gigamon. However, the failure to meet the requested manufacture and/or ship date not withstanding these diligent efforts will not be considered a default under this Agreement.
3.7    Rush Orders. Supplier will use its best efforts to meet Gigamon’s requirements for reasonable rush orders for Products. The parties will negotiate in good faith the prices for such rush orders, taking into consideration Supplier’s available inventory and additional shipping and personnel expense necessary.
3.8    Shipping. All shipments will be made FCA Destination (FCA HONG KONG / FCA TAOYUAN TAIWAN, Incoterms 2000) All Products will be shipped in the manner specified by Gigamon or its designee, or a Designated Third Party or as specified in the separate purchase orders issued under this Agreement. If a shipment will not meet the shipment date which is attributable to Supplier, routing may be changed to premium transportation at Gigamon’s request. In that event, Supplier will bear the expense of any difference in freight costs for the premium transportation.

3.9
Packing. Unless otherwise specified by Gigamon, Supplier will package and pack all goods in a manner that is in accordance with good commercial practice, acceptable to common carriers for shipment at the reasonable rate for the particular goods, in accordance with I.C.C. regulations, and adequate to insure safe arrival of the goods at the named destination. Supplier will mark all pallets with necessary lifting, handling and shipping information and with purchase order numbers, date of shipment, and the names of the consignee and consignor. An itemized packing list must accompany each shipment, which will include prominently, the purchase order number and the description, part number, revision level, and quantity of the Products so shipped.

3.10    Early Shipments. Gigamon may refuse delivery of any quantity of Products more than that specified in its purchase order and any shipment made more than five days in advance of the agreed upon shipment date. Gigamon, at its option may return, freight collect, all units received in advance or in excess of the quantity specified on its purchase order line item, or may, at its option, retain such units with payment deferred until it would otherwise be due.
3.11    Late Shipments. If Supplier either misses a shipment date or believes it will miss a shipment date for any Product, Supplier will immediately notify Gigamon. Such notification will include the reason for the late shipment, and a resolution plan which includes the new date of shipment.
3.12    Rejection
3.12.1    Notwithstanding any prior inspection or payment by Gigamon, if any Product is defective in material or workmanship, or otherwise not in conformance with its Specifications during the warranty period and which is confirmed by the parties to be attributable to Supplier, Gigamon will have the right to reject such defective

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Product, and at Supplier’s expense, require correction of such Product, or if the Product cannot be corrected or repaired such that the Product continues to meet its Specifications, return such Product for credit or refund. Any Product that has been rejected for correction by and at the expense of Supplier within [*****], not including reasonable transportation time and custom inspection time, upon receipt of the defective Product. If a Product is defective in material or workmanship, or otherwise is not in conformance with its Specifications, Supplier will be responsible for all shipping costs to return corrected, repaired or new Products to Gigamon in accordance with this Section. In the event that Supplier believes Gigamon should contribute to any such costs or fees, Supplier will notify Gigamon in writing and the parties will negotiate in good faith. If Supplier has no additional Product or components in stock in order to effectuate this replacement or correction, Supplier will immediately notify Gigamon and provide a resolution plan with full detail of how and when Supplier will have sufficient stock.
3.12.2    At Gigamon’s request, Supplier will provide to Gigamon a failure analysis report specifying the reason for failure of any rejected Product, which will include both an initial report and within [*****], a formal root cause analysis. Any production critical situations will be expedited as appropriate. Supplier will track Products returned for replacement by lot number, serial number and date code (this obligation will continue beyond the Warranty Period).
3.13    Return Procedure. In the event Gigamon rejects a defective Product, Gigamon will return the Product to Supplier FCA Gigamon’s location at Supplier’s expense or pending Supplier’s instructions.
4    PRODUCT SUPPLY CONTINGENCIES
4.1    Buffer Inventory. Supplier will maintain a reasonable amount of buffer inventory at component level based on complete set as mutually agreed to by the parties throughout the Term of the Agreement. The percentage of buffer inventory is based on the table in Section 3.3. Designated Third Parties must receive written authorization from Gigamon to place an expedited purchase order against release from the buffer inventory.
4.2    Allocation. Supplier will in any event use its best efforts to maintain the ability to supply all Products that Gigamon orders from Supplier. If the supply of any Product will be adversely affected for any reason, Gigamon’s orders, subject to normal lead-time requirements, will be filled according to an allocation plan no less favorable than that provided to any other Supplier customer for purchases of comparable volumes under similar contract terms and conditions. Supplier will provide Gigamon with as much notice as possible if it anticipates or has reason to believe that Supplier’s output of the Product will not be sufficient to meet all of Gigamon’s requirements for any period.
4.3    Discontinuance. If production by Supplier or the availability of any Product covered by this Agreement is to be permanently discontinued at any time during the term of this Agreement, Supplier will give Gigamon at least [*****] months prior written notice of such discontinuance during which time Supplier will accept orders from Gigamon or Designated Third Parties for such Product at the prices called for in this Agreement. If any Product Gigamon decides to be permanently discontinued, Gigamon shall give a [*****] day prior written notice to Supplier before the Product EOL (End of Life), and Supplier will collect the inventory of material, WIP and finished product data to Gigamon which is in accordance with Gigamon’s forecasts and purchase orders. Gigamon agrees to pay all the cost of these inventories and buy back such buffer stock purchased or prepared by Supplier to meet Gigamon forecasts or orders bought subject to verifiable reasonable component lead times. However, Supplier will use its best efforts to mitigate Gigamon’s liabilities by allocating common part(s) to other Suppliers’ customers.
4.4    Disaster Recovery and Redundancy. Supplier will take reasonable action to ensure that Products will be available, in suitable quantities and quality, for purchase by Gigamon and Designated Third Parties, including, without limitation, the use of multiple factories and implementation of a disaster recovery plan. Such plan will include target recovery lead times to ensure continued Product supply. Supplier will provide a copy of its disaster recovery and business continuity plan to Gigamon at its request.
4.5    Alternate Source and Manufacturing Rights. For JDM Products only:
4.5.1    The right for Gigamon to exercise Product manufacturing right will be triggered upon the occurrence of one of the following events (“Trigger Events”): (a) Supplier ceases to conduct business in the normal course; (b) Supplier becomes insolvent or files or is the subject of the filing of a petition for relief for bankruptcy under the laws of any nation, makes a general assignment for the benefit of creditors, or appoints or has appointed a general receiver or trustee in bankruptcy for Supplier's business or property; (c) there is any change in control of Supplier, including without limitation a sale of substantially all its assets, a merger or share exchange, or a sale of a controlling interest in the capital stock of Supplier to Gigamon’s competitor; or (d) a catastrophic event, such as a flood, fire, earthquake, or riot, causes Supplier to fail to supply any Product to

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Gigamon as required under this Agreement and Supplier fails to cure or remedy the failure within [*****] days after notice of the failure from Gigamon, and upon Gigamon’ written notice to Supplier.
4.5.2    Gigamon’s Right to Manufacture. If Supplier didn’t reasonably dispute the existence of the conditions upon which the Trigger Event notice is based, Supplier hereby grants Gigamon a commercially reasonable royalty-bearing, worldwide, nonexclusive, nontransferable, perpetual, irrevocable right to make or have made the Products (“Manufacturing Rights”).
4.5.3    Manufacturing Information Escrow. The parties agree that upon [*****], Supplier will place into a mutually agreed-upon escrow account provider: (i) as applicable, the source code and other materials as requested by Gigamon and agreed by Supplier, and any applicable documentation for the Products (in either electronic media form or hard copy); (ii) any other information required as set forth as reasonably requested by Gigamon and agreed by Supplier (collectively, the "Deposit Materials"). The parties and the escrow agent will enter into a Manufacturing Escrow Agreement. Upon termination of this Agreement, all Deposit Materials will be released back to Supplier. The Deposit Materials will be released for use by Gigamon only after notice to Supplier and only under circumstances in which Gigamon would otherwise be entitled to exercise the Manufacturing Rights. Supplier will use commercial reasonable efforts to place all appropriate information into the agreed upon management system for each party’s reference. [*****] a [*****] Supplier will deposit into escrow any and all updates, enhancements and modifications to the Deposit Materials.
4.5.3.1 Continuing Technical Support and Assistance. In the event Gigamon exercises its Manufacturing Rights hereunder, at reasonable cost to Gigamon, Supplier will provide Gigamon such technical support and assistance as Gigamon may reasonably request in connection with the manufacture of the Products during the Product life time.
5    PRODUCT SPECIFICATIONS AND CHANGES
5.1    Specifications. Supplier will supply Products that conform to the mutually agreed specifications (“Specifications”). Supplier will not make any changes in the form, fit, function, design, location or manufacture, performance or appearance of any Product purchased under this Agreement, or to any Specifications for any Product irrespective of impact on form, fit, or function, without Gigamon’s prior written approval.
5.2    Testing. Supplier will provide Gigamon with its written test procedures on a regular basis and upon Gigamon’s reasonable request. Supplier will test all Products in accordance with its written test procedures, as mutually agreed to by Gigamon and will not ship Products which fail to meet the their Specifications. Supplier will notify Gigamon prior to any planned changes or modifications to Supplier’s test procedures and notification of Supplier’s desired implementation date for such changes or modifications. Supplier will not implement any changes or modifications to any test process or procedure without Gigamon’s prior written approval. At its option Gigamon may, upon at least [*****] days prior written notice, send its quality control personnel to Supplier’s factory to assist in or observe the testing. Gigamon’s quality control personnel shall observe Supplier’s corporate confidentiality, safety and other administrative policies during his visit at Supplier’s factory. In addition, Gigamon may, from time to time, request modifications to Supplier’s test procedures, where repetitive failure to meet Specifications has been noted on shipped Products. Supplier will not unreasonably withhold requested modifications.
5.3    Engineering Change Approval. Supplier will not make any changes to any manufacturing source, production process, or the controlled process parameters or sources, types or grade classifications of materials used, with respect to any Product without first obtaining from Gigamon an engineering change approval. All requests must contain qualification samples and supporting data, including: Reason for change, Description of change, Applicable test/qualification reports, Affected part numbers (Supplier and Gigamon as available), Specification update, as needed, Proposed effective date of shipment of changed parts, Traceability information for changed parts. In addition, within [*****] working day after learning of any bug or other problem in a Product that may or already has resulted in a material quality impact to the installed customer base of such Product, and in any event no later than at the time an engineering request is made, the Supplier will submit a request to make a change containing engineering data in support of the request. Within [*****] working days of receiving such request, Gigamon will respond to Supplier’s request and will either approve the change, disapprove the change, or extend the deadline for the approval or disapproval period for an additional [*****] working days.
5.4    Gigamon’s Engineering Change Request. If Gigamon requests an engineering change, it will provide Supplier all applicable documentation, specifications and the requested effective date of such change. Supplier will respond initially within [*****] days, advising as to (i) implementation and the effective date of such change, (ii) associated costs and effect to on-hand materials, on-order materials and work in process, and (iii) the impact of the change upon

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

existing Product pricing and shipment schedules for the entire period for which purchase orders are outstanding. Supplier will also identify any materials issue or process issue that modifies the shipment schedule that was in effect immediately prior to the engineering change. Where a requested change may create scrap costs, Supplier agrees to stop work in process and/or orders for materials within [*****] hours of notification of such change. Materials on-hand or on-order and work in process which has become obsolete as a result of the engineering change will be treated in the same manner as termination of a Product as set forth herein. Gigamon will issue requisite documentation and purchase order release changes before Supplier begins change implementation.
5.5    Costs of Engineering Changes. For ODM Products, all engineering changes resulting from defects or nonconformities that lead to a failure to meet the Specifications for any Product attributable to Supplier will be implemented at sole expense of Supplier. For JDM Products, all engineering changes at Supplier’s direction will be implemented at Supplier’s sole expense. For engineering changes at Gigamon’s direction, the parties will negotiate in good faith the proportional distribution of costs.
6    SUPPORT
6.1    Customer Support. During the term of the Agreement, Supplier will provide customer support at no charge to Gigamon by telephone and e-mail [*****] days ([*****]) a week, [*****] hours per day ([*****]) with a maximum one-hour telephone or email response time. On-site problem support may be provided as agreed by the parties.
6.2    Technical Support. Throughout the Product life time, Supplier will regularly supply Gigamon with all bug notes or other documentation defining the relevant information, symptoms, solutions, or workarounds for Product errors and problems. Supplier will provide such support to Gigamon at no charge. This clause survives the expiration or termination of this Agreement.
6.3    Engineering Change Support. Supplier will provide Gigamon with new releases of modifications or engineering changes approved by Gigamon. Gigamon may request that Supplier update all of Gigamon’s inventory to incorporate such modifications or changes. If new releases, modifications or changes are due to a failure for the Product to meet the Specifications which is verified by the parties to be attributable to Supplier, Supplier will at its expense update such inventory to bring the Products back into compliance. In addition, if Gigamon in its reasonable sole discretion determines that Products must be replaced in the field (including without limitation to rectify Epidemic Failures, as defined below) and accepted by Supplier, Supplier will, at a minimum, provide retrofit kits to Gigamon at Supplier’s expense and the parties will work together in good faith to allocate costs for field replacements.
6.4    Product Reports. Supplier will keep accurate records of Product deficiencies and make such reports available to Gigamon in a timely manner for at least [*****] years. Supplier will establish electronic means (e.g., an FTP server) through which Gigamon can obtain up-to-date information on Product deficiencies and fixes or workarounds upon request.
7    REPRESENTATIONS AND WARRANTIES
7.1    Warranty of Title. Supplier warrants and represents to Gigamon that (a) Gigamon will acquire good and clear title to the Products, free and clear of all liens, claims, and encumbrances, (b) to the best of its knowledge, information and belief, all materials and services provided under this Agreement and the Products, are either owned or properly licensed by Supplier or are in the public domain and the use by Gigamon, its representatives, distributors, dealers, end users, and other direct and indirect customers will not infringe any proprietary rights of any third party and that as of the date of the Agreement, no notice or claim has been made upon Supplier alleging that any Product or a portion of a Product infringes the right of any third party, (c) Supplier has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Gigamon in this Agreement, and (d) Supplier’s compliance with the terms and conditions of this Agreement will not violate any applicable Taiwan, China and US federal, state or local laws, regulations or ordinances or any third party agreements.
7.2    Product Warranty. Supplier warrants that the Products will be new and unused, will perform in accordance with the mutually agreed upon Specifications (including related documentation provided by Supplier), and will be free from defects in materials, workmanship, and design until [*****] from the manufacturing date (“Warranty Period”).
7.3    Return and Repair Procedure. During the Warranty Period, Supplier will, at its own expense and risk, repair, replace or credit defective Products and ship the repaired or new Products to the location designated by Gigamon within [*****] days from the date of receipt of such defective Products . Unless Supplier reasonably demonstrates a returned item is free from defect, Supplier will pay the costs of all shipping and insurance of the defective Products including, upon repair or replacement, return of the same or replacement item to the original location. All replacements for a Product that

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fails upon first use or within [*****] days will be new and will be warranted for the remaining Warranty Period for the Product being replaced. All replacements for a Product that has been in use for over [*****] days may be new or refurbished, and will be warranted for the longer of [*****] or the remaining Warranty Period for the Product being replaced. Gigamon will promptly return defective Products to Supplier FCA Gigamon’s designated location, as the case may be, or dispose of the defective Products in accordance with Supplier’s instructions. All replaced parts become the property of Supplier. For clarity, “defective Product(s)” means the Product doesn’t meet the mutually agreed Specifications.
7.3.1    Gigamon will notify Supplier with failure report of RMA units and Supplier will issue the RMA number to Gigamon within [*****] working days after receiving the notice.
7.3.2    For RMA unit in Warranty, Supplier will provide an initial failure analysis upon receiving the RMA unit. If the failure is confirmed to be attributable to Supplier, Supplier will repair such unit. If Supplier decided that the returned Product cannot be repaired, Supplier will return a new and unused replacement unit at a time frame acceptable to Gigamon. Supplier will be responsible for all cost of repair, replacement and transportation back to Gigamon’s or that of its designee’s facility. [*****] If the failure is caused by Gigamon, Supplier will provide the quotation for repair or replacement. Gigamon will be responsible for the cost of repair, replacement and all transportation cost.
7.3.3    For out of Warranty unit, Supplier will provide an initial failure analysis once RMA unit is received. Supplier will provide the quotation for repair or replacement and will only provide repair service upon receiving Gigamon’s acceptance. [*****]
7.3.4    Supplier will finish repair process within [*****] calendar days [*****] after receipt of the RMA unit, and return it to Gigamon after repair.
8    EPIDEMIC FAILURE
8.1    Epidemic Failure. For the purposes of this Agreement, an Epidemic Failure will be deemed to have occurred if, whether occurring inside or outside of the Warranty Period (limited to [*****] years from out-of–warranty date), more than [*****] percent ([*****]%) of the then-current install base of any Product manufactured should contain an identical, repetitive defect with the same symptom and traceable to a single cause within any time period of [*****] days which is verified by both parties acting reasonably to be attributable to Supplier.
8.2    Epidemic Failure Procedure. In the case of epidemic failure, Supplier and Gigamon will cooperate to implement the following procedure:
8.2.1    Gigamon will promptly notify Supplier upon discovery of the failure.
8.2.2    Within [*****] working days, Supplier will give an initial response indicating its preliminary plan for diagnosing the problem.
8.2.3    Supplier and Gigamon will jointly exert all commercially reasonable efforts to diagnose the problem and plan a work-around or more permanent solution.
8.2.4    Supplier will apply its engineering change order procedure in appropriate circumstances for hardware problems originating in the manufacturing process.
8.2.5    Supplier will prepare and consult with Gigamon regarding an appropriate recovery plan as well as an appropriate work-around, as an interim solution, if one is needed.
8.2.6    Supplier and Gigamon will mutually agree on a recovery plan. Upon mutual discussion and consent, Gigamon may require Supplier to recall or perform field replacement of all affected Products under epidemic failure as well as all Products that the parties verified to be susceptible to the same failure mode as required.
8.3    Epidemic Failure Costs. Supplier will be responsible for the reasonable costs incurred by Gigamon or its subcontractors in rectifying any epidemic failure such as costs incurred in removing, resoldering, testing, and reworking the Products and the components in which they are incorporated. The parties will further negotiate in good faith for cost sharing.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9    INTELLECTUAL PROPERTY

9.1
In the event Supplier provides or jointly develops Software as part of a Product under this Agreement, Supplier will provide a list of all Open Source Code (as defined below) incorporated into or combined into the Product and a description of how the Open Source Code is incorporated with or into, or interacts or will interact with, the Product together with a copy of all relevant licenses. Supplier will cooperate with Gigamon to ensure compliance by both parties with the terms of any license governing the use of Open Source Code in any Product. Supplier represents and warrants that a Product will not contain any source code that would create obligations for Gigamon with respect to any Gigamon products, property or proprietary technology or grant any rights in or to Gigamon’s products or the Product, and that Supplier has complied with all Open Source Licenses and that all Products are compliant with all such licenses. Open Source Code means source or object code software that is subject to an Open Source License. “Open Source License” means any license that requires that other software incorporated into, derived from or distributed with such licensed software (a) be distributed in source code form, (b) be licensed for the purpose of making derivative works, (c) be distributed at no charge, or (d) be distributed in a manner contrary to the terms of this Agreement. Open Source License shall include, but not be limited to, the following licenses or distribution models: the GNU General Public License (GPL), the GNU Lesser and Library GPL (LGPL).

9.2
Any and all intellectual property which is owned by, or in the possession of either party, or with respect to which either party may grant licenses to the other party hereunder, prior to or outside its performance of obligations under this Agreement will remain with, belong to and be owned by that party and will not be transferred or assigned to the other party as a result of this Agreement. Except as expressly agreed by both parties in a separate writing, each party will retain sole ownership of any intellectual property it develops or reduces to practice that becomes part of a Product under this Agreement. For any joint development of intellectual property, the parties will agree in advance and execute a separate writing detailing the ownership structure and indemnification obligations for any jointly developed intellectual property and/or Products prior to beginning planning and/or development. Such writing will reference this Agreement and become part of this Agreement upon execution.

10    INDEMNIFICATION
10.1    Supplier will indemnify, defend, and hold harmless Gigamon and its officers, directors, employees, successors and assigns from and against any and all loss, damage, settlement or expense (including reasonable legal expenses), as incurred, directly resulting from or arising out: (a) any allegation that any Product or the use, import, distribution, manufacture or sale thereof infringes upon, misappropriates, or violates any patents, copyrights, or trade secret rights or other proprietary rights of any third party; (b) any claim of product liability in any way relating to a Product. As a condition of such defense and indemnification, Gigamon will (i) promptly notifies Supplier, in writing, of any notice or claim of such alleged infringement or misappropriation involving the Products of which it becomes aware, and (ii) permit Supplier to have sole control over the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to Gigamon, and (iii) provide full assistance and information in the defense or settlement of such claim at Supplier's request.
10.2    Gigamon may employ counsel, at its own expense, to assist it with respect to any such claim. Supplier will not enter into any settlement that affects Gigamon’s rights or interest without Gigamon’s prior written approval. Gigamon will have no authority to settle any claim on behalf of Supplier without Supplier’s prior written consent.
10.3    If by reason of an infringement claim, Gigamon or its direct or indirect customers will be prevented by legal means from selling or using any Products, or if, in Supplier’s opinion, such claim is likely to occur, Supplier will use its best efforts, at its expense, to: (a) obtain all rights required to permit the sale or use of the Products by Gigamon and its customers; or (b) modify or replace such Products to make them non-infringing, so long as any such replacement or modified Products are satisfactory to Gigamon. If Supplier is unable to achieve either of the options set forth above within a reasonable period of time after the issuance of an injunction, but in no event longer than [*****] days after receipt of notice, Supplier will promptly refund to Gigamon the invoiced purchase price of any Products subject to the cause of action under this Agreement, returned freight collect to Supplier that Gigamon or its customers are legally prohibited from selling or using. Nothing in this paragraph will limit any other Gigamon remedy.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.4    The defense and indemnification obligations in this Section 10 shall not apply with respect to any claim, suits or proceedings if and to the extent based on (i) any Gigamon or its customer provided or designated hardware, software, and/ or components (solely in the event where the component is part of a JDM product and was required by Gigamon to be used in the JDM Product) which are incorporated or adopted in the Products by Supplier in compliance with Gigamon or its customer ’s instructions or specifications, (ii) any combination of the Products with any product, data or apparatus not provided by Supplier, or any modifications to the Products, which are made by Gigamon or its customer unless approved by Supplier, (iii) Supplier’s compliance with specifications, direction, instructions, and/or designs provided by Gigamon or its customer, (iv) any negligent or willful act, error or omission on the part of Gigamon in its subsequent resale or distribute of the Product; or any Product that have been abused, altered, misused or serviced by anyone other than Supplier or Supplier's authorized representative or Gigamon; (v) compliance by Supplier with LTE, IEEE standards or any other published standards/standard patent/standard technology, or (vi) any infringement or illegality not attributable to Supplier’s faults.
11    CONFIDENTIALITY
11.1    Confidential Information. “Confidential Information” means the existence of this Agreement (including its terms), the relationship of the parties, and any information disclosed by one party to the other under this Agreement that is in oral, written, graphic, machine readable or other tangible form and is marked “Confidential,” “Proprietary,” or in some other manner to indicate its confidential nature, or that a reasonable person in the industry ought to know is confidential.
11.2    Confidentiality. Each party will treat as confidential all Confidential Information of the other party, will not use the Confidential Information except as expressly set forth in this Agreement or otherwise authorized in writing, will implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse, or removal of the other party’s Confidential Information, and will not disclose the Confidential Information to any third party except as those employees, affiliates and agents who are necessary and required in connection with the rights and obligations of the party under this Agreement (but in no event to any competitor of the disclosing party), and subject to confidentiality obligations at least as protective as those set forth in this Agreement. Confidential Information may also be disclosed for purposes of giving proper instructions to any professional adviser of the receiver who also has an obligation to keep any such Confidential Information confidential. Without limiting the foregoing, each of the parties will use at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.
11.3    Exceptions. Notwithstanding the above, neither party will have liability to the other with regard to any Confidential Information of the other that:
11.3.1    was generally known and available at the time it was disclosed or becomes generally known and available through no fault of the receiver;
11.3.2    was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;
11.3.3    is disclosed with the prior written approval of the disclosure;
11.3.4    was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, so long as the receiver can demonstrate the independent development by documented evidence prepared contemporaneously with the independent development;
11.3.5    becomes known to the receiver, without restriction, from a source other than the disclosure without breach of this Agreement by the receiver and otherwise not in violation of the discloser’s rights;
11.4    Required Disclosure. In addition, each party will be entitled to disclose the other party’s Confidential Information to the extent the disclosure is requested by the order or requirement of a court, administrative agency, or other governmental body; provided, that the party required to make the disclosure will provide prompt, advance notice thereof to enable the other party to seek a protective order or otherwise prevent the disclosure.
11.5    Equitable Relief. If either party breaches, or is likely to breach, any of its obligations with respect to confidentiality, the other party will be entitled to equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law.

11.6    Independent Development. Nothing in this Agreement limits either party’s right to independently develop or acquire products without use of the other party’s Confidential Information. The disclosing party acknowledges that the receiving party may currently or in the future be developing information internally, or receiving information from third parties that is similar to the disclosing party’s Confidential Information. Accordingly, nothing will prohibit the receiving party from developing or having developed for it products, concepts, systems, or techniques that are similar to or compete with the items contained in the Confidential Information, provided that the receiving party does not violate its obligations under this Agreement. Neither party will be required to limit or restrict the assignment of its employees or consultants as a result of having access to Confidential Information.
12    LIMITATION OF LIABILITY
EXCEPT UNDER SECTION 11 FOR BREACH UNDER THE PARTIES’ RESPECTIVE CONFIDENTIALITY OBLIGATIONS, AND FOR LIABILITY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INDIRECT, INCIDENTAL SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT. THIS SECTION DOES NOT LIMIT EITHER PARTY’S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO PROPERTY. EXCLUDING OBLIGATIONS RELATING TO CONFIDENTIALITY, IN NO EVENT WILL GIGAMON’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED [*****]. EXCLUDING OBLIGATIONS RELATING TO INDEMNIFICATION FOR ODM PRODUCTS, CONFIDENTIALITY AND EPIDEMIC FAILURE (FOR BOTH ODM AND JDM PRODUCTS), IN NO EVENT WILL SUPPLIER’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID TO SUPPLIER IN THE [*****] PERIOD PRECEDING THE EVENT THAT CAUSED THE DAMAGE OR WHICH CAUSED THE LIABILITY TO OCCUR.
13    TERM AND TERMINATION
13.1    Term. Unless terminated earlier as provided in this Agreement, this Agreement will have a term of one year commencing on the Effective Date. This Agreement will be automatically renewed for additional successive one-year periods, unless the other party receives written notice of non-renewal no later than [*****] days before the expiration of the then-current term. Upon any expiration or termination, the rights and obligations of the parties previously accrued will continue during the Warranty Period of each Product except that Supplier will not be required to accept further orders or undertake further product development.
13.2    Termination for Cause. This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:
13.2.1    If the other ceases to do business, becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor arrangement, composition, or comparable proceeding, or if any proceeding is instituted against the other and not dismissed within [*****] days, or otherwise terminates its business operations; or
13.2.2    If the other breaches any provision of this Agreement and fails to cure the breach within [*****] days of written notice describing the breach.
13.3    Termination for Convenience. Subject to the terms of this Section, either party may terminate this Agreement upon [*****] prior written notice. Gigamon shall buy back unique inventory, WIP, components, parts and materials (including MOQ) upon termination that was purchased within verifiable lead times subject to Gigamon’s binding forecast, and both Gigamon and Supplier will cooperate in good faith to minimize the negative impact to both parties.
13.4    Survival and Support After Termination. Gigamon’s right to distribute Products in inventory or subject to any pending purchase order, and any end-user licenses will survive termination or expiration of this Agreement. In the event of any termination or expiration of this Agreement, Supplier will continue to provide maintenance support and hardware repair to Gigamon at mutually agreed rates. The support will be provided a minimum of [*****] years after termination or expiration. Except as expressly set forth in this Agreement, termination will be in addition to all other rights and remedies.
13.5    Return of Materials. On or before [*****] days after the termination of this Agreement, either party will return to the other party all the other party’s Confidential Information and Property in its possession. Gigamon will be entitled to retain any Supplier Confidential Information to continue to support the Products. DNI will be entitled to retain a copy of Gigamon Confidential Information for archival purpose.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14    COMPLIANCE WITH LAWS AND IMPORT/EXPORT
14.1    Compliance with Laws
14.1.1    Supplier warrants that in performance of work under this Agreement it has complied with or will comply with all applicable federal, state, local laws and ordinances now or hereafter enacted including, but not limited to OSHA, the Fair Labor Act of 1938 (29 USC 201-219), the 8-Hour Law (40 USC 327-332), the Equal Opportunity and Affirmative Action Regulations, and laws restraining the use of convict labor.
14.1.2    Supplier warrants that in performance of work under this Agreement it has complied with all applicable Taiwan, China and US laws, regulations, statutes and ordinances of all governmental entities including local, state, federal or international, now or hereafter enacted, that regulate any material because it is radioactive, toxic, hazardous or otherwise a danger to health, reproduction, or the environment, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Montreal Protocol, the Toxic Substances Control Act, and similar laws, rules, statutes, treaties or orders and international understandings.
14.1.3    In addition, Supplier will secure and maintain adequate worker’s compensation insurance in accordance with the laws of the country from which Supplier will furnish Product or services for Gigamon.
14.1.4    Upon request, Supplier will issue certificates certifying Product compliance with any laws or regulations as may be applicable to the Product and services being furnished under this Agreement.
14.2    Import and Export. Supplier will provide all information under its control that is necessary or useful for Gigamon to obtain any export or import licenses required for Gigamon to ship or receive Products, including, but not limited to, certificates of origin, Buy America qualification, and U.S. Federal Communications Commissions identifier, if applicable. This information is to be provided upon Gigamon’s request.
15    INSURANCE
15.1    Required Coverage. During the Term of this Agreement, Supplier, at its sole cost and expense, will carry and maintain insurance with a company or companies that having good reputation insuring Supplier, its agents, employees, AND associates as follows:
15.1.1    Commercial General Liability Insurance covering all Operations, and bodily injury and property damage with a combined single limit of $[*****];
15.1.2    Workers Compensation Insurance to cover full liability under Workers Compensation laws of the state in which the work is performed, if applicable. Employers' Liability Insurance with a limit of not less than $[*****];
15.1.3    All risk property insurance with sufficient limits to cover the replacement cost of all Gigamon's components, raw material and work in process, and all Gigamon's finished goods.
15.2    Proof of Insurance. Supplier will provide Gigamon with a Certificate of Insurance stating that the foregoing insurance policies are in full force and effect. Supplier will require each insurer to give Gigamon [*****] days written notice before the policy or policies are canceled or materially altered, if applicable to insurer.
16    TOOLING.
In the event that Gigamon supplies design and/or manufacturing tooling to Supplier, the title or such tooling will remain vested in Gigamon. Supplier will clearly and conspicuously mark that such tooling is Gigamon’s property and will bear all risk of loss or damage to it until it is returned to Gigamon. Supplier will (a) maintain the tooling in good working condition using the same degree of care it uses for its own valuable property; (b) use the tooling to provide Product to Gigamon only; (c) keep it free of any liens or encumbrances; and (d) not modify it in any manner. Supplier will promptly return all tooling to Gigamon upon expiration or termination of this Agreement.
17    GENERAL

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.1    Force Majeure. Neither party will be considered in default of performance of its obligations under this Agreement to the extent that performance of the obligations is delayed by an event of force majeure such as fire, flood, earthquake or other acts of God beyond the reasonable control of the party or its suppliers. If Supplier fails to manufacture or ship Product due to an event of force majeure for more than [*****] days, Gigamon may either terminate all or part of this Agreement as to Products not shipped with liability or suspend this Agreement in whole or in part for the duration of the delaying cause, and at Gigamon’s option, buy the Products elsewhere and deduct from any commitment to Supplier the quantity so purchased. Supplier will resume performance under this Agreement immediately after the delaying cause ceases and, at Gigamon’s option, extend the then current term period for a period equivalent to the length of time the excused delay endured. If Gigamon is unable to fulfill its payment obligation for more than [*****] days due to Force Majeure, the parties will discuss in good faith to solve such payment issue.
17.2    Assignment. This Agreement will be binding on the parties and their successors and assigns. Neither party will assign or transfer, in whole or part, this Agreement or any of its rights or obligations arising under this Agreement without the prior written consent of the other party. Any purported assignment without consent will be null and void. Notwithstanding the foregoing, nothing herein shall prevent the transfer or assignment by either party of this Agreement by fact or act of corporate succession through merger or the purchase of all or substantially all of such party’s assets.
17.3    Governing Law and Jurisdiction. This Agreement will be governed by the laws of the State of California, without reference to conflict of laws principles. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods. Any action or proceeding arising from or relating to this Agreement will be brought in state court in Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.
17.4    Independent Contractors. Supplier will perform its obligations under this Agreement as an independent contractor and will be solely responsible for its own financial obligations. Nothing contained in this Agreement will be construed to imply a joint venture or principal and agent relationship between the parties, and neither party will have any right, power, or authority to create any obligation, express or implied, on behalf of the other in connection with the performance under this Agreement.
17.5    Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement will be valid or binding on either party unless the same will have been mutually assented to in writing by both parties.
17.6    Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of the provisions, nor in any way affect the right of either party to enforce each and every provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with that provision, condition, or requirement.
17.7    Notices. Any notice required or permitted to be given by either party under this Agreement will be in writing and will be personally delivered or sent by commercial courier service, first class mail (certified or registered), or electronic mail confirmed by first class mail (registered or certified) to the other party at its address first set forth above, or a new address as may from time to time be supplied under this Agreement by the parties. If mailed, notices will be deemed effective upon actual receipt.
17.8    No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or will be construed to confer upon or give to any person or entity other than Gigamon, Supplier, and Designated Third Parties any rights, remedies or other benefits under or by reason of this Agreement.
17.9    Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.
17.10    Interpretation. This Agreement represents the negotiated agreement of the parties, with the advice and assistance of counsel, and will not be construed against either party as the drafter thereof.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.11    Equitable Relief. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy will be cumulative and not exclusive, and a party may seek entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitle at law or in equity.
17.12    Entire Agreement. This Agreement and its exhibits represent and constitute the entire agreement between the parties, may only be amended in writing signed by both parties, and supersede all prior agreements and understandings.
17.13    Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and together which will constitute one and the same instrument.

* * *
The parties have signed below to indicate their acceptance of the terms of this Agreement.
GIGAMON INC.                    SUPPLIER
By: /s/ Paul B. Shinn                    By: /s/ Jeff Chen
Name: Paul B. Shinn                    Name: Jeff Chen
Title: General Counsel                    Title: President

EXHIBIT A
Products

EXHIBIT B
Pricing

AMENDMENT TO THE PURCHASE AGREEMENT WITH GIGAMON
Delta Networks International Limited-Macao Commercial Offshore (hereafter “Supplier”) and Gigamon Inc. (hereafter “Customer” have previously entered into a PURCHASE AGREEMENT WITH GIGAMON (the “Agreement”) dated September 17, 2014. Supplier and Customer are called separately the “Party” or together the “Parties”.
In addition to any other addenda or amendments to the Agreement currently in place, the Parties intend to further modify the Agreement pursuant to this Amendment;
The Parties agree to the-following modifications for good and valuable consideration:

1.
The Agreement and any and all amendments thereto shall be modified such that Delta Networks International Limited‑Macao Commercial Offshore as the current Supplier contracting with Gigamon Inc. under the Agreement shall be replaced by Delta Electronics International (Singapore) Pte. Ltd. All rights and obligations of Delta Networks International Limited-Macao Commercial Offshore under the Agreement shall be assumed entirely by Delta Electronics International (Singapore) Pte. Ltd. and Delta Networks International Limited-Macao Commercial Offshore shall be released from any obligations under the Agreement from January 1, 2015.

2.	All notices to Delta Networks International Limited-Macao Commercial Offshore should be sent to both the following addresses:

Delta Electronics International (Singapore) Pte. Ltd. 4 Kaki Bukit Avenue 1, #05-04, Singapore 417939	with a copy to: Delta Networks, Inc. Attn: Ben Liu Address 256, Yangguang St., Neihu, Taipei 11491, Taiwan, R.O.C.

3.	Notwithstanding anything to the contrary, products sold by Delta Electronics International (Singapore) Pte. Ltd. to Customer under the Agreement shall only be limited to the networking products.

4.
Except as explicitly stated herein, the Agreement and all its amendments and addenda shall remain in force unchanged until otherwise agreed in writing and executed by authorized signatories. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment control. This Amendment shall be retroactively effective as of January 1, 2015.

Delta Networks International        Delta Electronics International (Singapore) Pte. Ltd.
Limited-Macao Commercial Offshore
/s/ Jeff Chen         /s/ Patrick Chang
Signature        Signature
Jeff Chen, President         Patrick Chang, Director
Print name + title        Print name + title
Date: August 17, 2015        Date: August 18, 2015
Gigamon Inc.
David Cox
Signature
David Cox, Vice President WW Operations
Print name + title
Date: August 10, 2015

AMENDMENT

This Amendment ("Amendment") is entered into as of December 30, 2015 between Gigamon Inc., located at 3300 Olcott Street, Santa Clara, CA 95054 (“Gigamon”) and Delta Electronics International (Singapore) Pte. Ltd. located at 4 Kaki Bukit Avenue 1, #05-04, Singapore 41739 (“Delta”), and is effective as of November 5, 2015 ("Effective Date").

WHEREAS, Gigamon and Delta entered into a Purchase Agreement effective as of September 17, 2014, as previously amended (the “Agreement”) and the parties wish to revise the Agreement to include terms solely related to the joint development of Software (including but not limited to [*****]), Hardware and documentation (including but not limited to electrical, and mechanical schematics, CAD drawings and thermal models) for Gigamon’s “Genesis” family of products whether conceived now or in the future (“Genesis JDM Product”), as required by Section 9.2 of the Agreement. The Genesis JDM products, further described in the Statement of Work, as may be amended from time to time by mutual written agreement of the parties, attached hereto as Exhibit B, are deemed a Product under the Agreement, as amended by this Amendment. All capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Intellectual Property.

a.
Delta hereby assigns and will assign and transfer to Gigamon all right, title and interest in and to the Genesis IP. All right, title and interest in and to the Genesis JDM Product and all Intellectual Property contained in or related to the Genesis JDM Product (inclusive of any Documentation, as defined in Section 3 below), (collectively, the “Genesis IP”), will vest in and are fully owned by Gigamon and are considered Gigamon Confidential Information.

b.
Notwithstanding the foregoing, the Genesis IP expressly excludes (i) Third Party IP and (ii) Background Intellectual Property. “Third Party IP” means the third party Intellectual Property utilized in the manufacture of the Genesis JDM Product and listed in Exhibit A, and “Background Intellectual Property” means (y) modifications to the Third Party IP, where such modifications are independently developed by Delta prior to the kick off of the Genesis project, without any use of Gigamon Confidential Information, as shown by the files of DNI in existence at the time of the kick off of the Genesis project, and (z) the Delta Background Intellectual Property set forth in Exhibit A. For the avoidance of doubt, nothing in this Agreement will prevent Delta from using Third Party IP or Background Intellectual Property in any projects for any third parties.

Intellectual Property or IP means intellectual property rights in copyrights, patents, patent applications, trade secrets, copyrightable material, applications, technology, designs, business methods, discoveries and improvements, know-how, proprietary rights, confidential information, and all other intellectual property rights owned by a party or which a party would be entitled to license to the other party.

c.
Outside of performing its obligations under this Agreement, Delta will not, either during the Term or after the termination or expiration of the Term, use any Gigamon Confidential Information or Genesis IP and will not manufacture, sell, license, sublicense, distribute or otherwise transfer to any third party, the Genesis JDM Product without Gigamon’s prior written consent. Delta will (i) make no claim to the Genesis JDM Product or Genesis IP or challenge the validity of Gigamon’s ownership of the Genesis JDM Product or Genesis IP and may not remove any legends confirming Gigamon’s ownership; and (ii) will label all schematics, documentation and materials relating to the Genesis JDM Product as owned and copyrighted by Gigamon. Delta agrees upon request (whether during or after the Term of this Agreement) to execute any documents and assist Gigamon in any way deemed necessary (which may include assisting Gigamon’s attorneys in filing papers or prosecuting litigation) to register or perfect Gigamon’s intellectual property rights in the Genesis IP. This paragraph survives the termination or expiration of the Agreement.

d.
License to Delta Background Intellectual Property. Delta hereby grants to Gigamon a non-exclusive, perpetual, irrevocable, fully paid up, world-wide, royalty-free license, transferable, sublicenseable through multiple tiers, to use, modify, reproduce, and distribute the Delta Background Intellectual Property solely as part of the Genesis JDM Product. Further, after the Exclusivity Period has ended (either due to the expiration or termination of the Agreement or to the expiration or termination of the Exclusivity Period itself), Delta hereby grants to Gigamon non-exclusive, perpetual, irrevocable, fully paid up, world-wide, royalty-free, transferable license,

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sublicenseable through multiple tiers, to distribute, duplicate, make, have made, use and/or sell the Background Intellectual Property solely as incorporated in the Genesis JDM Product and any future iterations of the Genesis JDM Product.

e.	License to Third Party IP. Delta hereby represents, warrants and covenants that:

i.	Delta has listed in Exhibit A all Third Party IP utilized in the Genesis JDM Product;

ii.	so long as Delta is a manufacturer of the Genesis JDM Product, Delta will obtain any and all licenses for Third Party IP necessary for Delta to manufacture the JDM Product; and

iii.
with respect to all Genesis JDM Product manufactured by Delta, Delta will secure any Third Party IP licenses required for (i) Delta to make, use and sell the Genesis JDM Product, (ii) Gigamon to use and sell such Genesis JDM Product through multiple tiers of distribution in perpetuity, and (iii) end users to use such Genesis JDM Product in perpetuity.

f.
Moral Rights. Delta waives all moral rights relating to the Genesis IP, including, without limitation, any and all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like.

g.
Flow-downs. Delta guarantees that all Delta employees and contractors that provide services under the Agreement, or that have access to the Genesis IP, have agreed to comply with materially similar intellectual property provisions contained in signed employee and contractor agreements, so that all intellectual property rights conveyed to Gigamon herein will flow to, and be wholly owned by Gigamon without restriction.

h.
Infringement. For the avoidance of doubt, in the event that the Genesis JDM Product or any portion of the Genesis JDM Product is subject to a claim of infringement of any third party rights, Section 10 of the Purchase Agreement shall apply.

2.
License to Development and Testing Software. Delta agrees to provide its development and testing software to Gigamon and hereby grants Gigamon a non-exclusive royalty-free, fully paid up, irrevocable, worldwide license to use, copy, modify and create derivative works of such Delta development and testing software solely for Gigamon’s internal testing, development, debugging, quality control, and other similar or related business activities relating to the Genesis JDM Product.

3.	Documentation. Upon Gigamon’s request, Delta will provide to Gigamon any documentation prepared for the Genesis JDM Product (“Documentation”), including, without limitation, the following:

·       Product design Documents (viz. Hardware Design Specifications, Design Specification files for [*****] and [*****])
·       Mechanical CAD and supporting files
·       Hard tool and tooling drawing
·       Thermal CAD and supporting files
·       Schematics CAD and supporting files
·       Layout CAD and supporting files
·       Gerber files, Fabrication and Assembly files
·       SI CAD and supporting files
·       [*****] Code and all programmable image files (including SW image files) within Genesis chassis
Notwithstanding any other agreement between the parties, Gigamon will have no obligation to pay any money to Delta in exchange for the work performed by Delta in connection with the development of the Genesis JDM Product, unless and until Gigamon confirms, to its reasonable satisfaction, that Delta has delivered the Documentation listed above to Gigamon.

4.
Bill of Materials. Upon written request, Delta agrees to disclose to Gigamon the bill of materials (BOM) list for the JDM Products. Each component on the BOM will be categorized as being in Category A, Category B, or Category C. “Category A” components are components that the Parties mutually agree are relatively high costs items; “Category B” components are components that the Parties mutually agree are lower cost items, but critical to the JDM Product design; and “Category C” components are components that the Parties mutually agree are lower cost items and less critical to the JDM Product design. Delta will provide Gigamon cost information for (i) each component in Category A on a per component (line-by-

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

line) basis; (ii) the costs of all components in Category B will be aggregated; and the cost of all component in Category C will be aggregated. For the avoidance of doubt, the aggregate cost of Category B components will be provided separately from the aggregate cost of Category C components. Information provided to Gigamon under this Section 3 (Bill of Materials) is Delta Confidential Information.

5.
Representation and Warranties. Delta represents and warrants that the Genesis JDM Product (excluding any software provided by Gigamon to Delta specifically for incorporation into the JDM Products) does not contain any open source or third party Intellectual Property other than as explicitly approved by Gigamon in advance and in writing. Delta further represents and warrants that Delta and its affiliates shall refrain from disclosing (e.g., showing) or proposing the Genesis JDM Product chassis or design to any prospective customer of Delta or its affiliates; any breach of this provision shall be a material breach of Delta’s confidentiality obligations under the Agreement.

6.
Limitation of Liability. The 4th sentence of Section 12 of the Agreement is hereby revised as follows: “EXCLUDING OBLIGATIONS RELATING TO INDEMNIFICATION FOR ODM AND JDM PRODUCTS, CONFIDENTIALITY, AND EPIDEMIC FAILURE FOR BOTH ODM AND JDM PRODUCTS, IN NO EVENT WILL SUPPLIER’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID TO SUPPLIER IN THE [*****] PERIOD PRECEDING THE EVENT THAT CAUSED THE DAMAGE OR WHICH CAUSED THE LIABILITY TO OCCUR.”

7.
Entire Agreement. This Amendment sets forth the entire agreement between the parties and supersedes any and all prior agreements or understandings between the parties about the specific subject matter of this Amendment. The remainder of the Agreement remains in full force and effect without modification. This amendment may not be modified except by a jointly executed writing between the parties referring to this Amendment and its modification. No course of usage or trade may be invoked to modify this Amendment.

8.	Counterparts. This Amendment may be executed in counterparts any of which will be deemed an original, but all of which together will constitute one and the same agreement.

9.
Exclusivity. Delta will be the sole developer, manufacturer and supplier of the Genesis JDM Product to Gigamon for a period of [*****] from the general availability (GA) date of the Genesis JDM Product, unless (a) Delta becomes unable or unwilling to fulfill Gigamon’s requirements and the then-current specifications for the Genesis JDM Product; or (b) Delta increases the price to Gigamon of the Genesis JDM Product without Gigmaon’s prior, express written consent to such increase.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Effective Date.

GIGAMON INC.	DELTA ELECTRONICS INTERNATIONAL (SINGAPORE) PTE. LTD.
By: /s/ David Cox        By: /s/ Patrick Chang
Printed Name: David Cox        Printed Name: Patrick Chang
Title: VP WW Operation        Title: Director
Date: January 4, 2016        Date: December 30, 2015

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A
Background IP

This Exhibit A may be modified from time to time by mutual written agreement of the parties.

1.	Background IP: The following items are Background IP, as defined in Section 1 of the Amendment. :

a.	[*****] and its modifications for the Genesis platform

b.	DELTA developed diagnostics and software for the Genesis platform

c.	[*****]

2.	Third Party IP: The following items are Third Party IP, as defined in Section 1 of the Amendment:

a.	[*****] Reference Design

b.	[*****] Reference Design

c.	[*****] Reference Design [*****] Reference Design

d.	[*****] Reference Design

e.	[*****] Reference Design

f.	[*****] Reference Design

g.	[*****] Reference Design

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
Statement of Work
[ATTACHED]
[*****]

***** Thirty (30) pages have been omitted pursuant to a request for confidential treatment.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.